EXHIBIT 16.1
                    LETTER FROM STARK WINTER SCHENKEIN & CO.

                                       SWS
                           STARK  WINTER  SCHENKEIN



October 17, 2001


Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: I-Track, Inc.

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated October 17, 2001; and

(2)      We agree with the response.


Very Truly Yours,



/s/ STARK WINTER SCHENKEIN & Co., LLP


Formerly Stark Tinter & Associates, LLC)


















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